As filed with the Securities and Exchange Commission on August 21, 2019

Registration No. 333-212117

Registration No. 333-186316

Registration No. 333-180096

Registration No. 333-178879

Registration No. 333-159076

Registration No. 333-130936

Registration No. 333-110425

Registration No. 333-83942

Registration No. 333-73686

Registration No. 333-45902

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Registration Statement No. 333-212117

Registration Statement No. 333-186316

Registration Statement No. 333-180096

Registration Statement No. 333-178879

Registration Statement No. 333-159076

Registration Statement No. 333-130936

Registration Statement No. 333-110425

Registration Statement No. 333-83942

Registration Statement No. 333-73686

Registration Statement No. 333-45902

AmeriGas Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2787918
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

460 North Gulph Road

King of Prussia, PA 19406

(610) 337-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Monica M. Gaudiosi

Vice President, General Counsel and Secretary

AmeriGas Propane, Inc.

460 North Gulph Road

King of Prussia, PA 19406

(610) 337-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ryan J. Maierson

John M. Greer

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act			☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), originally filed by AmeriGas Partners, L.P., a Delaware limited partnership (“AmeriGas”), with the Securities and Exchange Commission:

•	Registration Statement No. 333-212117 on Form S-3, filed on June 20, 2016, registering senior debt securities of AmeriGas and AmeriGas Finance Corp.;

•

Registration Statement No. 333-186316 on Form S-3, filed on January 30, 2013, as amended by Amendment No. 1 filed on March 5, 2013, as further amended by Amendment No. 2 filed on June 28, 2013, registering 29,567,362 common units representing limited partner interests of AmeriGas (“Common Units”);

•	Registration Statement No. 333-180096 on Form S-3, filed on March 14, 2012, registering Common Units;

•	Registration Statement No. 333-178879 on Form S-3, filed on January 4, 2012, registering senior debt securities of AmeriGas Finance Corp. and AmeriGas Finance LLC, guaranteed by AmeriGas;

•	Registration Statement No. 333-159076 on Form S-3, filed on May 8, 2009, registering senior debt securities of AmeriGas and AmeriGas Finance Corp.;

•	Registration Statement No. 333-130936 on Form S-3, filed on January 10, 2006, registering Common Units and senior debt securities of AmeriGas and AP Eagle Finance Corp.;

•

Registration Statement No. 333-110425 on Form S-3, filed on November 12, 2003, as amended by Amendment No. 1 filed on November 21, 2003, registering $500,000,000 of Common Units and debt securities of AmeriGas and AmeriGas Finance Corp.;

•

Registration Statement No. 333-83942 on Form S-3, filed on March 7, 2002, as amended by Amendment No. 1 filed on April 16, 2002, as further amended by Amendment No. 2 filed on May 2, 2002, registering $100,000,000 aggregate principal amount of 8 7/8% Series B Senior Notes;

•	Registration Statement No. 333-73686 on Form S-3, filed on November 19, 2001, as amended by Amendment No. 1 filed on November 30, 2001, registering 3,800,000 Common Units; and

•	Registration Statement No. 333-45902 on Form S-3, filed on September 15, 2000, registering 9,000,000 Common Units.

On August 21, 2019, the common unitholders of AmeriGas approved the Agreement and Plan of Merger, dated as of April 1, 2019 (the “Merger Agreement”), by and among UGI Corporation, a Pennsylvania corporation (“UGI”), AmeriGas Propane Holdings, Inc., a Delaware corporation and indirect, wholly owned subsidiary of UGI, AmeriGas Propane Holdings, LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of UGI (“Merger Sub”), AmeriGas Propane, Inc., a Pennsylvania corporation and the general partner of AmeriGas, and AmeriGas. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into AmeriGas, with AmeriGas surviving the Merger as an indirect, wholly owned subsidiary of UGI (the “Merger”). At the effective time of the Merger, pursuant to the terms of the Merger Agreement, each outstanding Common Unit, other than those held by UGI or any of its subsidiaries, was converted into the right to receive, at the election of such AmeriGas unitholder, but subject to any applicable withholding tax and proration pursuant to the Merger Agreement, one of the following forms of consideration: (i) 0.6378 shares of UGI common stock (“UGI Shares”); (ii) $7.63 in cash, without interest, and 0.500 UGI Shares; or (iii) $35.325 in cash, without interest. In each case, cash in lieu of any fractional UGI Shares, without interest, will be paid.

In connection with the completion of the Merger, AmeriGas terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by AmeriGas in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, AmeriGas hereby removes from registration all of such securities of AmeriGas registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of King of Prussia, Pennsylvania, on August 21, 2019.

AMERIGAS PARTNERS, L.P.

By: AmeriGas Propane, Inc., its general partner

By:	/s/ Hugh J. Gallagher
Name:	Hugh J. Gallagher
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons on behalf of the registrant in their indicated capacities, which are with the AmeriGas Propane, Inc., the general partner of the registrant, on August 21, 2019.

/s/ Hugh J. Gallagher Hugh J. Gallagher	President and Chief Executive Officer (Principal Executive Officer) and Director	August 21, 2019

/s/ Ann P. Kelly Ann P. Kelly	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2019

/s/ John L. Walsh John L. Walsh	Chairman and Director	August 21, 2019

/s/ Roger Perreault Roger Perreault	Director	August 21, 2019

/s/ Monica M. Gaudiosi Monica M. Gaudiosi	Director	August 21, 2019

/s/ Ted J. Jastrzebski Ted J. Jastrzebski	Director	August 21, 2019